UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

IMPORTANT ADDITIONAL INFORMATION

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

On August 6, 2014, Bob Evans Farms, Inc. (“Bob Evans” or “Company”) issued a press release and included a copy of a new letter to stockholders from the Company’s Board of Directors. Complete copies of the press release and the letter are included on the following pages.

Bob Evans Board Describes Sandell Economic Agenda as “Unsustainable” and Operational Suggestions as “Non-Substantive”

Urges Stockholders to Vote Promptly in Advance of the August 20th Annual Meeting

NEW ALBANY, Ohio – Aug. 6, 2014 – Bob Evans Farms, Inc., (Nasdaq:BOBE) today mailed a letter from its Board of Directors to the Company’s stockholders, discussing the “unsustainable economic agenda” and “non-substantive operational suggestions” put forward by Sandell Asset Management, which is attempting to turn over control of the Company at the Bob Evans 2014 Annual Meeting on August 20th. The letter stated that the “Board, after careful analysis, has determined that the Sandell agenda would jeopardize long-term sustainable value creation at Bob Evans and that it is NOT in the best interests of the Company or its stockholders.”

The letter further stated: “In just the past two weeks, perhaps recognizing that its economic proposals do not make sense for Bob Evans, Sandell has hastily prepared suggestions for ways the Company can operate its business. While the Bob Evans Board welcomes ideas for operational improvements from stockholders, customers and employees, it finds Sandell’s ideas of limited utility, since they either lack substance or already are being implemented by the Company.” In contrast to Sandell’s non-substantive operational suggestions, the letter presented a digest of operational initiatives the Company has undertaken in key areas, including: revising brand position and improving customer experience; simplifying and enhancing the menu; optimizing marketing effectiveness; improving restaurant margins, and developing future franchising opportunities.

In the letter, Lead Independent Director Michael Gasser and Chairman and Chief Executive Officer Steven Davis, on behalf of the Board of Directors, urged stockholders to elect the nominees recommended by the Board. They noted that the Board’s nominees are highly qualified individuals who engage in a regular and rigorous review of all ideas for improving shareholder value, with the objective of adhering to a strategy that is sustainable, disciplined, and responsible. It stated that the Board will continue to: 1) drive the profitable growth of the existing businesses, 2) employ a balanced approach to the return of meaningful capital to stockholders and investment in growth, and 3) regularly and proactively review strategy, while continually engaging with stockholders.

The Board urged stockholders to promptly submit their voting instructions on the WHITE proxy card to elect the Board’s slate of director nominees, as the August 20th Annual Meeting is just two weeks away.

Complete text of the letter follows:

August 6, 2014

Dear Fellow Stockholder,

The important Bob Evans Annual Meeting of Stockholders is just two weeks away, and your vote is critical. We believe the choice is clear: You can elect the nominees put forward by the Board of Directors and support Bob Evans’ sound growth strategy, or you could elect the nominees of Sandell Asset Management, an activist investment fund that is pushing a flawed agenda. Your Board, after careful analysis, has determined that the Sandell agenda would jeopardize long-term sustainable value creation at Bob Evans and that it is NOT in the best interests of the Company or its stockholders. We strongly urge you to protect the value of your investment, and submit your voting instructions on the WHITE proxy card today FOR ALL of your Board’s nominees. Please do not delay.

Your Board’s nominees are highly qualified individuals who engage in a regular and rigorous review of all ideas for improving shareholder value, with the objective of adhering to a strategy that is sustainable, disciplined, and responsible. Your Board will continue to: 1) drive the profitable growth of the existing businesses, 2) employ a balanced approach to the return of meaningful capital to stockholders and investment in growth, and 3) regularly and proactively review strategy, while continually engaging with stockholders.

IN CONTRAST TO SANDELL’S UNSUSTAINABLE ECONOMIC AGENDA,

YOUR BOARD IS COMMITTED TO LONG-TERM VALUE CREATION

For the last year, Sandell – which is seeking your support to turn over control of the Company – has pushed what we believe is an unsustainable economic agenda, with demands that include: 1) the divestiture of BEF Foods now – before the Company can fully realize the benefits of its transformational investments, 2) the sale-leaseback of BER’s real estate, which would cause the Company to forfeit strategic control of valuable assets while burdening Bob Evans with significant annual rising rents that ratings agencies treat as debt, and 3) a rapid and large leveraged share repurchase. Your Board has a track record of balanced capital allocation and has returned to stockholders $800 million in dividends and share repurchases since 2007. Your Board views the Sandell agenda as fundamentally irresponsible.

IN CONTRAST TO SANDELL’S NON-SUBSTANTIVE OPERATIONAL SUGGESTIONS,

YOUR BOARD TAKES ACTION

In just the past two weeks, perhaps recognizing that its economic proposals do not make sense for Bob Evans, Sandell has hastily prepared suggestions for ways the Company can operate its business. While the Bob Evans Board welcomes ideas for operational improvements from stockholders, customers and employees, it finds Sandell’s ideas of limited utility, since they either lack substance or already are being implemented by the Company.

Here is a brief digest of some of the growth initiatives your Company has already developed in a number of key operational areas – long before Sandell’s “suggestions”:

Revise Brand Position and Improve Customer Experience

Bob Evans Action: The Board has been taking steps to leverage the core aspects of the Bob Evans brand, while constantly reviewing optimal positioning. For example, the recently completed Farm Fresh Refresh – the first comprehensive remodeling program in brand history – modernized the customer experience while highlighting elements of the Company’s farm heritage. It did so using consumer and consultant feedback and survey data. As a result, independent analysts have noted significant benefits in the areas of food quality, value, service, menu variety, cleanliness and atmosphere. And in fact, refreshed stores consistently outperformed the non-refreshed stores over the last three years.

Simplify and Enhance Menu

Bob Evans Action: The Bob Evans menu is subject to continuous consumer testing, review and revision with particular focus on: increasing differentiation across users and platforms, finding opportunities to strengthen connections with less frequent buyers, and promoting innovation and “back of house” efficiency. For example, our new exclusive Broasted platform delivers a differentiated, quality product versus fried chicken, and has produced significant sales turnaround in our test markets.

Optimize Marketing Effectiveness

Bob Evans Action: The Company, in conjunction with its consultants, regularly reviews marketing programs to ensure that Bob Evans’ message resonates with consumers. We employ a disciplined and creative approach across all media – social, TV, radio, print and local – and continue to make progress on digital marketing initiatives. For example, our “Get in on Something Good” campaign is designed to fully leverage natural synergies between our restaurants and our food business, and is being rolled out nationally in packaging and marketing communications after successful market testing.

Improve Restaurant Margins

Bob Evans Action: The Board meets regularly with BER management to work toward improving operational restaurant efficiency while deploying successfully tested methods. For example, BER managers have been tasked with maintaining a “balance scorecard” to improve food expense tracking and accountability, and the Company recently rolled out sophisticated scheduling software to ensure the appropriate balance of staffing and guest satisfaction.

Develop Future Franchise Opportunities

Bob Evans Action: The Board continuously analyzes ways to leverage the Bob Evans brand into new growth markets on a capital efficient, high-ROI basis. For example, the Bob Evans Express franchising/licensing model is being tested in new markets, and we expect that, if results are successful across different types of test venues, we will continue the rollout schedule.

YOUR BOARD IS COMMITTED TO AN OPEN-MINDED AND CONSTRUCTIVE APPROACH

Your Board has tried to work constructively with Sandell for nearly 12 months, carefully considering Sandell’s ideas and offering Sandell opportunities to work with the Company as we add new independent and highly qualified members to the Board. We subject our financial and strategic plans to rigorous review on a regular basis – including in consultation with independent financial advisors – and we welcome fresh perspectives.

Your Board has made numerous efforts to avoid the waste of time and money associated with a proxy contest, including by repeatedly offering to add a number of Sandell’s nominees to the Board. Despite Sandell’s rejection of the Company’s offers, and consistent with our receptivity to new ideas, we decided to keep the Board at 12 directors, even with the announced retirement of two incumbent directors before the 2014 Annual Meeting. Because the Board nominated 10 directors for 12 positions, at least two of Sandell’s nominees will be elected, even if the Board’s entire slate is elected. As a result, Bob Evans’ proposed Board structure would continue to be fully independent (all except for the CEO), with a majority of the independent directors new to the Board in the last two years and 5 of 11 independent directors new to the Board this year.

To ensure that Bob Evans continues on a course that is sustainable, disciplined and responsible, we urge you to submit your voting instructions on the enclosed WHITE proxy card to vote “FOR ALL” of your Company’s nominees to the Board. If you have multiple accounts, please be sure to vote with respect to each account. We urge you NOT to vote using any gold proxy card sent to you by Sandell, because even a “withhold” vote with respect to Sandell’s nominees will cancel any earlier dated WHITE proxy card that you submitted.

Thank you for your continued support.

Sincerely,

Michael A. Gasser	Steven A. Davis
Lead Independent Director	Chairman of the Board and Chief Executive Officer

TIME IS SHORT—PLEASE VOTE TODAY!

To ensure that your voting instructions are received timely, we urge you to submit your proxy by telephone or Internet by following the easy instructions on the enclosed WHITE proxy card.

Please do NOT execute any Gold proxy card you may receive from Sandell,

as it could revoke any previous proxy you submitted using the WHITE proxy card.

Only your latest-dated proxy counts.

If you have questions or need assistance in voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders call toll-free: (877) 825-8621

Banks and Brokers call collect: (212) 750-5833

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the fourth fiscal quarter (April 25, 2014), Bob Evans Restaurants owned and operated 561 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

Contact:	Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954